EXHIBIT 32.2

Certificate of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                In connection with the quarterly report of Speizman Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended September 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul R.M. Demmink, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

  The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: November 12, 2003	/s/ Paul R.M. Demmink Paul R. M. Demmink Chief Financial Officer